UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/11/2008

Tesco Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28778

Alberta	76-0419312
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3993 West Sam Houston Parkway North
Suite 100
Houston, TX 77043-1211
(Address of principal executive offices, including zip code)

713-359-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Effective March 11, 2008, Julio M. Quintana, President and Chief Executive Officer of Tesco Corporation, has established a trading plan in accordance with Rule 10b5-1 of the U.S. Securities Exchange Act (the "Exchange Act") and applicable Canadian securities regulations. Rule 10b5-1 permits individuals who are not then in possession of material nonpublic information to establish prearranged plans to buy or sell stock. Mr. Quintana's plan was established during a permitted trading window pursuant to the company's Insider Trading and Reporting Policy.

In connection with his long-term personal financial planning, Mr. Quintana may sell up to 260,000 shares underlying options according to his trading plan, at specified times and prices. Transactions under this plan will be disclosed through public filings as required by U.S. and Canadian securities regulations. The terms of Mr. Quintana's trading plan additionally require prior public disclosure of any termination or modification to the trading plan, which disclosure shall include a representation that Mr. Quintana is not then in possession of material undisclosed information regarding Tesco Corporation.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tesco Corporation

Date: March 12, 2008	By:	/s/ James A. Lank
James A. Lank
General Counsel and Corporate Secretary